                                                                    Exhibit 13.3

WESTLINKS RESOURCES LTD.
BALANCE SHEET
(unaudited)

                                                  JUNE 30            DECEMBER 31
                                                   2000                  1999
                                                -----------          -----------
ASSETS
Current:
  Cash and short term investments               C$     1,935         C$   42,288
  Accounts receivable                              1,375,007             684,787
                                                ------------         -----------
                                                   1,376,942             727,075

Capital assets                                    20,393,209           7,016,726

Investments                                          680,000

Deferred share issuance costs                        282,110
                                                ------------         -----------
                                                 $22,732,261          $7,743,801
                                                ============         ===========

LIABILITIES
Current:
  Accounts payable and accrued liabilities       $ 1,690,720          $  687,042
  Notes payable                                    2,237,100           1,075,000
                                                ------------         -----------
                                                   3,927,820           1,762,042

Long-term debt                                    11,790,000           1,525,000

Future income taxes                                1,151,719             297,793

Provision for site restoration                       207,933             181,332

SHAREHOLDERS' EQUITY
  Share capital                                    3,902,830           3,663,330
  Contributed surplus                                150,500
  Retained earnings (deficit)                      1,601,459             314,304
                                                ------------         -----------
                                                   5,654,789           3,977,634
                                                ------------         -----------
                                                 $22,732,261          $7,743,801
                                                ============         ===========

WESTLINKS RESOURCES LTD.
STATEMENT OF OPERATIONS AND RETAINED EARNINGS
(unaudited)


                                                   For The Three Months          For The Six Months
                                                      Ended June 30,               Ended June 30,
                                                   --------------------          -------------------
                                                    2000           1999           2000          1999
                                                    ----           ----           ----          ----
REVENUE:
  Oil and gas                                    $4,497,051     $ 471,701     $ 6,238,036     $  824,192
  Royalty costs, net of ARTC                       (886,905)      (51,768)     (1,278,765)       (87,235)
                                                 ----------     ---------     -----------     ----------
                                                  3,610,146       419,933       4,959,271        736,867

EXPENSES:
  Operating costs                                   915,761       165,021       1,321,225        322,155
  Exploration                                             0       136,356               0        145,470
  General and administrative costs                  303,561       106,108         517,736        227,237
  Interest                                          165,280        24,929         229,636         41,292
  Depletion, depreciation and site restoration    1,017,153       143,217       1,377,493        289,317
                                                 ----------     ---------     -----------     ----------
                                                  2,401,755       575,631       3,446,090      1,025,540

Income (loss) before the following                1,208,391      (155,698)      1,513,181       (288,604)

Gain on sale of oil and gas properties              627,900        31,250         627,900         39,627
                                                 ----------     ---------     -----------     ----------

Income before income taxes                        1,836,291      (124,448)      2,141,081       (248,977)

Future income taxes                                 707,330       (64,145)        853,926       (116,145)

                                                 ----------     ---------     -----------     ----------
NET INCOME                                        1,128,961       (60,303)      1,287,155       (132,832)

Retained earnings, beginning of period              472,498       291,302         314,304        363,831

                                                 ----------     ---------     -----------     ----------
Retained earnings, end of period                 $1,601,459     $ 230,999      $1,601,459     $  230,999
                                                 ==========     =========     ===========     ==========


Common shares outstanding (average)               4,331,925     2,640,433       4,331,925      2,640,433

Net income per share
  Basic                                               $0.26        ($0.02)          $0.30         ($0.05)

WESTLINKS RESOURCES LTD.
STATEMENT OF CHANGES IN FINANCIAL POSITION
(unaudited)


                                                         For The Three Months              For The Six Months
                                                            Ended June 30,                   Ended June 30,
                                                         --------------------              -------------------
                                                          2000           1999                2000           1999
                                                          ----           ----                ----           ----
OPERATING:
  Net Income                                          C$  1,128,962     C$ (60,303)     C$  1,287,155     C$(132,832)

  Items not requiring the outlay of cash
    Future income taxes                                     707,330        (64,145)           853,926       (116,145)
    Deletion, depreciation and site restoration           1,017,153        143,217          1,377,493        289,317
    Gain on sale of properties                             (627,900)       (31,250)          (627,900)       (39,627)
                                                      -------------     ----------      -------------     ----------
    Funds generated from operations                       2,225,545        (12,481)         2,890,674            713

  Change in non-cash working capital                       (180,275)      (455,602)           313,458       (538,850)
                                                      -------------     ----------      -------------     ----------
                                                          2,045,270       (468,083)         3,204,132       (538,137)

FINANCING:
  Issue of common shares, net of share issue costs           11,872          8,000            390,000          1,576
  Deferred share issue costs                               (282,110)             0           (282,110)             0
  Long-term debt                                          7,390,000        200,000          9,190,000         45,000
  Promissory Notes                                        2,237,100              0          2,237,100              0
                                                      -------------     ----------      -------------     ----------
                                                          9,356,862        208,000         11,534,990        451,576
                                                      -------------     ----------      -------------     ----------

INVESTING:
  Capital expenditures                                  (11,737,717)       222,128        (15,117,475)       (18,352)
  Proceeds on disposal of oil & gas properties              588,000         31,250            588,000         40,699
  Investments                                              (250,000)             0           (250,000)             0
  Site restoration costs                                     (8,889)          (170)                 0           (170)
                                                      -------------     ----------      -------------     ----------
                                                        (11,408,606)       253,208        (14,779,475)        22,177
                                                      -------------     ----------      -------------     ----------

Increase (decrease) in cash                                  (6,475)        (6,875)           (40,353)       (64,384)

Cash, beginning of period                                     8,410         16,330             42,288         73,839
                                                      -------------     ----------      -------------     ----------
Cash, end of period                                    $      1,935      $   9,455       $      1,935      $   9,455
                                                      =============     ==========      =============     ==========


Common shares outstanding (average)                       4,331,925      2,640,433          4,331,925      2,640,433

Funds generated per share
  Basic                                                       $0.51         ($0.01)             $0.67         ($0.00)
